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EXHIBIT 10.11

                                CREDIT AGREEMENT
                                     BETWEEN
                              MIKE'S ORIGINAL, INC.
                                       AND
                            THE PENN TRAFFIC COMPANY

                              Dated: April 10, 1996

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                          T A B L E  0 F  C 0 N T E N T S

                                                                          Page

Preliminary Statement. . . . . . . . . . . . . . . . . . . . . .            1
ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . .            1
   Section 1.01 Certain Defined Terms. . . . . . . . . . . . .              1
   Section 1.02 Accounting Terms . . . . . . . . . . . . . . .              5

ARTICLE II - RESTRUCTURING OF PT DEBT. . . . . . . . . . . . .              5

   Section 2.01 Terms of Repayment . . . . . . . . . . . . . .              5
   Section 2.02 Collateral . . . . . . . . . . . . . . . . . .              7
   Section 2.03 Prepayments. . . . . . . . . . . . . . . . . .              7
   Section 2.04 Interest Computation . . . . . . . . . . . . .              8

ARTICLE III - FUTURE SHIPMENTS . . . . . . . . . . . . . . . .              8

   Section 3.01 Additional Product . . . . . . . . . . . . . .              8

ARTICLE IV - REPRESENTATIONS AND WARRANTIES. . . . . . . . . .              8

   Section 4.01 Representations and Warranties . . . . . . . .              8

       (a)   Organization. . . . . . . . . . . . . . . . . . . .            8
       (b)   Execution . . . . . . . . . . . . . . . . . . . . .            9
       (c)   Validity. . . . . . . . . . . . . . . . . . . . . .            9
       (d)   Violation . . . . . . . . . . . . . . . . . . . . .            9
       (e)   Title . . . . . . . . . . . . . . . . . . . . . . .           10
       (f)   All Necessary Assets. . . . . . . . . . . . . . . .           10
       (g)   Notice. . . . . . . . . . . . . . . . . . . . . . .           10
       (h)   Taxes.. . . . . . . . . . . . . . . . . . . . . . .           11
       (i)   Litigation. . . . . . . . . . . . . . . . . . . . .           11
       (j)   Perfected First Security Interest . . . . . . . . .           11

ARTICLE V - COVENANTS OF MOI . . . . . . . . . . . . . . . . . .           12

         Section 5.01 Affirmative Covenants of MOI
              Other Than Reporting Requirements. . . . . . . . .           12

         (a)  Preservation of Corporate
              Existence Qualification. . . . . . . . . . . . . . .         12
         (b)  Compliance with Laws . . . . . . . . . . . . . . . .         12
         (c)  Keeping of Records and Books of Account. . . . . . .         12
         (d)  Maintenance of Properties. . . . . . . . . . . . . .         12
         (e)  Replacement Confessions. . . . . . . . . . . . . . .         12
         (f)  Cause Direct Payments. . . . . . . . . . . . . . . .         13
         (g)  Filings with Patent or
              Trademark Office. . . . . . . . . . . . . . . . . . .        13

         Section 5.02 Negative Covenants of MOI. .  . . . . . . . .        14

         (a)  Capital Expenditures .  . . . . . .  . . . . . . . .         14
         (b)  Indebtedness . . . . . . . . . . . . . . . . . . . .         14
         (c)  Liens. . . . . . . . . . . . . . . . . . . . . . . .         14
         (d)  Mergers, Etc . . . . . . . . . . . . . . . . . . . .         14
         (e)  Sale and Leaseback . . . . . . . . . . . . . . . . .         14
         (f)  Dividends. . . . . . . . . . . . . . . . . . . . . .         15
         (g)  Sale of Assets . . . . . . . . . . . . . . . . . . .         15
         (h)  Guaranties, Etc. . . . . . . . . . . . . . . . . . .         15
         (i)  Loans. . . . . . . . . . . . . . . . . . . . . . . .         15
         (j)  Management Fees. . . . . . . . . . . . . . . . . . .         15
         (k)  Subsidiaries . . . . . . . . . . . . . . . . . . . .         15
         (1)  Other Obligations. . . . . . . . . . . . . . . . . .         16

         Section 5.03 Reporting Requirements . . . . . . . . . . .         16

         (a)  Quarterly Report . . . . . . . . . . . . . . . . . .         16
         (b)  Annual Report. . . . . . . . . . . . . . . . . . . .         16

ARTICLE VI - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . .         17

         Section 6.01 Events of Default. . . . . . . . . . . . . .         17

ARTICLE VII - (INTENTIONALLY OMITTED). . . . . . . . . . . . . . .         20

ARTICLE VIII   - MISCELLANEOUS . . . . . . . . . . . . . . . . . .         20

         Section  8.01   Cumulative Remedies . . . . . . . . . . .         20
         Section  8.02   Addresses for Notices, Etc. . . . . . . .         20
         Section  8.33   Execution in Counterparts . . . . . . . .         21
         Section  8.04   Governing Law . . . . . . . . . . . . . .         21
         Section  8.05   Integration; Entire Agreement . . . . . .         22
         Section  8.06   Jurisdiction, Etc. . . . . . . . . . . . .        22

Exhibit A - Form of Note
Exhibit B - Form of Settlement Agreement
Exhibit C - Form of Security Agreement

         CREDIT AGREEMENT, dated April 10, 1996, between MIKE'S ORIGINAL, INC. ("MOI") and THE PENN TRAFFIC COMPANY ("PT").

                              Preliminary Statement

         A. Under arrangements heretofore contracted, MOI is indebted to PT in the amounts (which, together with interest hereafter accruing thereon, will be called collectively the "PT Debt") set forth in a Settlement Agreement dated of even date (the "Settlement Agreement") , a true copy of the form of which is annexed as Exhibit 1 to this Agreement.

         B. MOI has requested PT to restructure and reschedule the PT Debt and provide for the repayment of the PT Debt on the terms and conditions hereinafter set forth and PT is willing to do so.

         C. MOI and PT desire to provide for the future shipment by PT to MOI customers of additional packaged ice cream product ("Product") and for the payment to PT therefor.

         NOW, THEREFORE, for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), PT and MOI hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Certain Defined Terms. As used in the Loan Documents or in any other documents made or delivered pursuant thereto, unless the context shall otherwise require, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   "Affiliate" means any Person directly or indirectly owning or controlling more than 5% of the voting stock of MOI or any of its Subsidiaries and any Person who is an officer, director or employee of MOI or any of its Subsidiaries and any spouse, child or trust created by or for the benefit of any such Person.

                   "Agreement"  means this Agreement,  as the same may hereafter be amended or restated from time to time.

                   "Closing"  means  the date on which  the Loan  Documents  are executed and delivered by PT and moi.

                   "Confessions" is defined in Section 2.03 of this
              Agreement.

                   "Event of Default" is defined in Section 6.01 of
              this Agreement.
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                   "Indebtedness" means, for any Person, (i) all indebtedness or other  obligations  of such Person for  borrowed  money or for the
              deferred  purchase  price  of  property  or  services,   (ii)  all
              indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable,
              contingently   or  otherwise,   including,   without   limitation,
              liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations, and
              (iv) capitalized lease obligations of such Person.

                   "GAAP" means generally accepted accounting principles as from time to time in effect, including the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

                   "Loan Documents" means this Agreement, the
              Settlement Agreement, the Note and the Security
              Agreement.

                   "MOI" is defined in the first paragraph of this
              Agreement.

                   "PT" is defined in the first paragraph of this
              Agreement.

                   "PT Debt" is defined in the Preliminary Statement
              of this Agreement.

                   "Person"  means  an  individual,  corporation,   partnership,
              limited partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                   "Product"  shall mean  ice-cream and related dairy  products, packaged or unpackaged, ordered by MOI from PT for production and sale in the course of MOI's business.

                   "Reconfession Date" is defined in Section 5. 01
              (e) .

                   "Replacement Confession" is defined in Section
              5.01(e).

                   "Settlement   Agreement"   is  defined  in  the   Preliminary
              Statement of this Agreement. "Subsidiary" means a corporate or other entity the management of which is controlled, directly or indirectly or both, by MOI and in which MOI owns equity directly or indirectly or both.

         Section 1.02. Accounting Terms. All accounting terms, unless otherwise specifically defined herein, shall be construed in accordance with GAAP.
                                   ARTICLE II
                            RESTRUCTURING OF PT DEBT

         Section 2.01. Terms of Repayment. (a) Prior to the occurrence of an Event of Default, the principal amount of the PT Debt as stipulated in paragraph 2 of the Settlement Agreement, outstanding from time to time shall bear interest at one (1%) percent in excess of the rate reported by The Chase Manhattan Bank, N.A. as its "prime rate" and while an Event of Default shall continue the PT Debt shall bear interest at a rate 2% over said prime rate but in no event higher than the maximum amount permitted by law.

              (b) MOI will make payments upon the PT Debt in monthly installments, such payments to be made not later than the first (lst) day of every calendar month, commencing with May, 1996, consisting of (i) accrued interest, calculated in accordance with the terms hereof, and (ii) principal, to be applied in reduction of the PT Debt (as defined in paragraph 2 of the Settlement Agreement), of $12,000. Each installment shall be applied, together with any amount required by subsection (c) below of this Section to be paid by MOI to PT, first to accrued interest on the PT Debt and then to outstanding principal.

              (c) In addition to the regular monthly installments provided for in subsection (b) of this Section, MOI shall pay to PT in respect of the PT Debt, immediately upon receipt, (i) upon the closing of each "bridge" financing obtained by MOI the sum of $75,000, payable directly from the proceeds of such financing; and (ii) upon the consummation of MOI's initial public offering, the sum of $150,000, payable directly from the proceeds of such offering. In addition, on the first day of the first January, April, July or October immediately succeeding the Closing of such initial public offering, and on each three-month anniversary of such first day until the PT Debt has been paid in full, MOI shall pay to PT the sum of $200,000 in respect of the PT Debt.

              (d) On December 31, 1996, unless the initial public offering of MOI shall have closed, MOI shall make a mandatory prepayment of principal and interest so as to reduce the outstanding PT Debt to zero.

         Section 2.02. Collateral. The PT Debt shall be secured by a security interest in certain assets of MOI pursuant to a security agreement in the form of Exhibit C hereto (the "Security Agreement"), together with appropriate UCC-1 financing statements previously executed and delivered to PT by the Borrower. Herewith MOI is delivering to PT the Affidavit of Confession of Judgment referred to in paragraph 4 of the Settlement Agreement ("Confession") . In the event the Confession or a Replacement Confession is in fact entered as a judgment by PT, PT agrees to credit MOI with actual amounts theretofore paid.

         Section 2.03. Prepayments. MOI may prepay the PT Debt at any time in whole or in part, without penalty or premium, but such prepayment, unless of all indebtedness (including accrued interest) outstanding hereunder, shall be credited to last (i.e., rear end) payments and shall not relieve MOI from the required payments provided for in Section 2.01(b) and (c) hereof.

         Section 2.04. Interest Computation. Interest shall be computed on the basis of the actual number of days elapsed, over a year of 360 days.
                                   ARTICLE III
                                FUTURE SHIPMENTS

         Section 3.01. Additional Product. So long as MOI shall comply with the terms and provisions of this Agreement and no Event of Default shall have occurred, PT agrees to entertain orders for shipment of additional Product in the ordinary course of business to customers of MOI (including, without limitation, Kraft and its subsidiary and affiliated companies) provided that (i) the credit standing of such customer is satisfactory to PT and (ii) each such customer shall agree to make payment for such product directly to a lock-box for the benefit of PT in accordance with the provisions hereof.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties. MOI represents, warrants and covenants that:

               (a) Organization. It is a corporation formed and operating under the laws of the State of Delaware, is qualified to do business in the State of New York and in such other jurisdictions as is required by the nature and operation of its business and has all requisite power and authority to enter into and perform this Agreement and to perform the transactions contemplated hereby.

               (b) Execution. The execution, delivery and performance by MOI of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary or corporate action and do not violate or contravene any law, rule, regulation, order, decree, loan agreement, lease mortgage, contract or other restriction binding on or affecting MOI or its assets and do not result in or require the creation of any lien, security interest, charge or encumbrance upon or with respect to any of such assets, except where otherwise set forth herein.

              (c) Validity. This Agreement has been duly and validly executed and delivered by MOI and (assuming the due authorization, execution and delivery hereof by PT), subject to laws affecting creditors' rights generally, constitutes the legal, valid and binding obligation of MOI, enforceable against it in accordance with its terms.

              (d) Violation. MOI is not a party to, subject to or bound by any agreement, judgment, order, writ, injunction or decree of any court or governmental body which could prevent or impair the effectiveness of this Agreement or any of the transactions contemplated hereby or the use of the assets for the purposes intended.

              (e) Title. MOI has good and marketable title to all of the assets that are the subject of the security agreement executed simultaneously herewith ("Assets"), and, except for a lien in favor of Wasco Funding Corp. with respect to MOI's computer system, free and clear of any lien, security interest, charge, restriction or encumbrance of any kind.

              (f) All Necessary Assets. The Assets constitute all of the fixed assets presently used in, and necessary for the conduct of, the operation of MOI's business in the same manner and to the same extent conducted by it immediately prior to the date hereof. MOI has not sold, transferred or otherwise disposed of any Assets from June 1, 1995 to present (other than the sale of obsolete items), and during that period it has operated only in the ordinary course of business.

              (g) Notice. MOI has not received any notice, nor is it subject to any claim or proceeding, pending or threatened which asserts that it is in violation of any applicable laws, rules and regulations.

              (h) Taxes. All sales tax returns and reports required to be filed by or on behalf of MOI have been prepared and filed in accordance with applicable law, and all sales and use taxes, interest, penalties, assessments or deficiencies that had become due pursuant to such returns have been paid in full.

              (i) Litigation. There is no action, litigation, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best of MOI's knowledge, threatened against or affecting either MOI or the Assets, nor is there any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

              (j) Perfected First Security Interest. Except as otherwise set forth in this Agreement, upon the filing of the Security Agreement, PT will have a valid and perfected first security interest in the property described therein, and upon the execution and delivery of the Note there shall have been subordinated thereto all Indebtedness (including, without limitation, any Indebtedness to officers, directors, shareholders or other Affiliates of MOI) other than indebtedness to trade creditors.

                                    ARTICLE V
                                COVENANTS OF MOI

         Section 5.01. Affirmative Covenants of MOI other Than Reporting Requirements. So long as the PT Debt or any portion thereof remains outstanding, MOI shall:

              (a) Preservation of Corporate Existence Qualification. Preserve and maintain its corporate existence and franchise in its jurisdiction of incorporation.

              (b) Compliance with Laws. Comply with the requirements of all applicable laws, non-compliance with which would have a material adverse affect on its business taken as a whole.

              (c) Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all its financial transactions.

              (d) Maintenance of Properties. Maintain and preserve all of its properties, necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

              (e) Replacement Confessions. If any portion of the PT Debt remains outstanding two (2) years and nine (9) months after the date hereof ("Reconfession Date"), MOI shall execute an Affidavit of Confession of Judgment in replacement of, and in the same form and substance as, the Affidavit of Confession of Judgment executed and delivered to the PT contemporaneously herewith and deliver same to PT ("Replacement Confession"), within ten (10) days after demand. Similarly, if any portion of the PT Debt remains outstanding on the third (and each succeeding three-year) anniversary of the Reconfession Date, substitute Affidavits of Confession of Judgment will be executed and delivered on demand of PT. Each Replacement Confession will be in the principal amount then due and the judgment rate will be reset to equal a rate 3% over prime on the date of execution.

              (f) Cause Direct Payments. Cause each of its account debtors (including, without limitation, Sam's Club and Kraft), to make direct payment to a lock-box for the benefit of PT until receipt of written notice from PT to the contrary.

              (g) Filings with Patent or Trademark Office. Cooperate with PT, promptly following the Closing, in executing and filing with the Federal Patent and Trademark Office and such other offices as required such instruments and documents with respect to PT's security interest in MOI's intellectual property as PT, in its discretion, shall deem necessary or advisable.

         Section 5.02 Negative Covenants of MOI. So long as the Note or any portion thereof remains outstanding, MOI shall not:

              (a) Capital Expenditures. Make any capital expenditures in excess of $25,000.

              (b) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for (i) trade payables incurred in the ordinary course of business to entities other than Affiliates of MOI, or (ii) pursuant to the contemplated "bridge" financing.

              (c) Liens. Create, assume or suffer to exist any mortgages, liens or security interests, except for the lien of taxes not yet due and payable and mortgages, liens and security interests that are of record as at this date and any refinancings thereof.

              (d) Mergers, Etc. Merge or consolidate with or into any Person, or assign, transfer or sell all or substantially all of its properties or assets (now owned or hereafter acquired).

              (e) Sale and Leaseback. Sell, transfer or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same.

              (f) Dividends. Declare or pay dividends or purchase or redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding or set aside any sum for such payment.

              (g) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except (i) inventory disposed of in the ordinary course of business, and (ii) assets no longer used or useful in the conduct of its business, unless if such assets are sold at fair market value to Persons other than any Affiliate of MOI.

              (h) Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable on any obligation of any person except endorsement of negotiable instruments for deposit or collection.

              (i) Loans. Make any loans or advances to any Person.

              (j) Management Fees. Incur or pay to any Affiliate of MOI management fees, advisory fees, service fees or any other compensation for services rendered. Except as to the payments required to be made upon the closing of the Company's Initial Public Offering under the Consulting Agreement dated as of March 1, 1994 between MOI and Steven Cantor.

              (k) Subsidiaries. Not to create or invest in any Subsidiaries or make any investment in any Affiliate.

              (1) Other Obligations. Permit any obligation of MOI to any officer, director, shareholder or other Affiliate of MOI to be senior to or pari passu with the obligations of MOI to PT hereunder.

         Section 5.03. Reporting Requirements. So long as the Note or any portion thereof remains outstanding, MOI shall furnish to PT:

              (a) Quarterly Report. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of MOI, the consolidated balance sheet of MOI and its Subsidiaries, if any, as of the end of such quarter and the consolidated statements of operations, cash flows and changes in shareholders' equity of MOI and its Subsidiaries, if any, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of MOI as having been prepared in accordance with sound accounting practice by certified public accountants.

              (b) Annual Report. As soon as available and in any event within 120 days after the end of each fiscal year of MOI, an annual report for such year for MOI, including therein the consolidated balance sheet of MOI and its Subsidiaries, if any, as of the end of such fiscal year and the consolidated statements of operations, cash flows and changes in stockholders' equity of MOI and its Subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP by certified public accountants and certified by the Chief Financial Officer of MOI.
                                   ARTICLE VI
                                EVENTS OF DEFAULT

         Section 6.01. Events of Default. If any of the following events (each an "Event of Default") shall occur, that is to say:

         (i) If MOI shall default in the payment when due of any principal or interest on the PT Debt, and such default continues for fifteen (15) business days after the holder notifies MOI in writing of such default; or

         (ii) If any material representations or warranty made by MOI in any of the Loan Documents shall prove to have been materially inaccurate when made, and such inaccuracy is not cured within 30 days after PT notifies MOI thereof in writing; or

         (iii) If MOI shall materially fail to perform or observe any material term, covenant or agreement contained in this Agreement, or MOI shall materially fail to observe or perform any other material term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed and any such failure is not cured within 30 days after PT notifies Mikes thereof in writing; or

         (iv) If a decree or order for relief shall be entered by a court having jurisdiction in the premises in respect of MOI in any involuntary case under the federal bankruptcy code, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy or insolvency law, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official shall be appointed for MOI or for all or substantially all of its properties, or the winding-up or liquidation of its affairs shall be ordered, and any such decree, order or appointment shall continue unstayed and in effect for a period of 120 consecutive days; or

         (v) If MOI shall commence a voluntary case under the federal bankruptcy doe, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy or insolvency law, or it shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of MOI, or for all or substantially all of its properties, or it shall make any assignment for the benefit of creditors;

         (vi) If MOI fails to execute and deliver Replacement Confessions within ten (10) days of demand for such Replacement Confessions by PT as required by
Section 5.01(e) hereof. then, and in any such event, PT may do any or all of the following: (x) declare the entire unpaid principal amount of the PT Debt, and all interest accrued and unpaid thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable; and (y) exercise any and all remedies allowed to it by any document executed in connection with this Agreement or otherwise available at law or in equity, including filing and realizing upon the Confessions and on the Replacement Confessions, provided, however, that if an event of the type described in paragraphs (d) or (e) of this Section 6.01 shall occur, then the entire principal amount of the PT Debt and all interest thereon shall forthwith automatically become due and payable without the need for such a declaration.

                                   ARTICLE VII
                             (INTENTIONALLY OMITTED)

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01. Cumulative Remedies. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of each other or of any other remedies allowed by law or equity.

         Section 8.02. Addresses for Notices, Etc. All notices, requires, demands, directions and other communications provided for hereunder or under any Loan Document and shall be sufficient if delivered personally (including by Federal Express or other recognized courier for which receipt is given) or if mailed by certified mail, return receipt requested, to the applicable party at the addresses indicated below:

         If to MOI or any Guarantor:

         Mike's Original, Inc.
         131 Jericho Turnpike
         Jericho, New York 11753

         with a copy to:

         Richard G. Satin, Esq.
         150 Motor Parkway
         Suite 205
         Hauppauge, New York 11788

         If to PT:

         Francis D. Price, Jr., Esq.
         The Penn Traffic Company
         P.O. Box 4965
         Syracuse, New York 13221

         with a copy to:

         Harold S. Poster, Esq.
         Gilmartin, Poster & Shafto
         One William Street
         New York, New York 10004

         or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to deliver with the terms of this Section. All notices, requests, demands, directions and other communications shall (if delivered personally) be effective when delivered or (if mailed) two days after having been deposited in the mail, addressed as aforesaid.

    Section 8.03. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which (taken together) shall constitute one and the same agreement.

    Section 8.04. Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of New York (without giving effect to principles of conflicts of law).

    Section 8.05. Integration; Entirement Agreement. This Agreement and the other Loan Documents are intended by the parties hereto and thereto to be an integrated contract, which together contain the entire understanding of the parties with respect to the subject matter contained herein and therein; this Agreement and the other Loan Documents supersede all prior agreements and understandings between or among the parties (or any of them) with respect to such subject matter, whether written or oral. Without limiting the generality of the foregoing, this Agreement and the Note supersede and replace the promissory notes and other agreement previously executed and delivered by MOI to PT to evidence the PT Debt.

    Section 8.06 Jurisdiction, Etc. MOI accepts and agrees that courts sitting in the City, County and State of New York having concurrent jurisdiction over it, its Subsidiaries, if any, and its and their respective properties and will pay all legal fees and disbursements which PT may incur after the date hereof in order to be advised as to its rights and responsibilities under the Loan Documents and/or to enforce the Loan Documents.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ATTEST:                         MIKE'S ORIGINAL, INC.

/s/_______________________      By: /s/ _________________________

                                THE PENN TRAFFIC COMPANY

                                By: /s/__________________________

                                    EXHIBIT A
                                 PROMISSORY NOTE
$830,274.59                                                April 10, 1996

     MIKE'S ORIGINAL, INC., a corporation organized and existing under the laws of Delaware ("MOI"), for value received, hereby promises to pay to the order of THE PENN TRAFFIC COMPANY ("PT"), at its office at c/o Gilmartin, Poster & Shafto, One William Street, New York, New York (or at such other location as PT shall designate in writing), the principal amount of Eight Hundred Thirty Thousand Two Hundred Seventy-Four Dollars and Fifty-Nine Cents ($830,274.59) in lawful money of the United States of America, on the dates provided in the Credit Agreement referred to below. MOI also promises to pay interest on the principal balance hereof outstanding from time to time, at said office, in like money, at the rate of interest as provided in the Credit Agreement described below on the dates provided in said Credit Agreement.

         This is the Note referred to in that certain Credit Agreement ("Credit Agreement") dated the date hereof between MOI and PT, and this Note evidences the PT Debt owing to PT thereunder. As provided in the Credit Agreement, this Note supersedes and replaces any other promissory note previously evidenced hereby. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of the principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor and protest with respect to this Note and further waives right to trial by jury.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

ATTEST:                                          MIKE'S ORIGINAL, INC.  By,

                                                 By: _______________________
                                                 Name:
                                                 Title:

                              SETTLEMENT AGREEMENT

    THIS AGREEMENT, made as of the 10th day of April, 1996, by and between THE PENN TRAFFIC COMPANY, a Delaware corporation ("PT") and MIKE'S ORIGINAL, INC., a Delaware corporation ("MOI").

                              W I T N E S S E T H:

    WHEREAS, MOI is indebted to PT in the sum of $830,274.59
("Balance") for goods sold to MOI and packaged and delivered by PT to various entities as directed by MOI for sale by MOI; and

    WHEREAS, PT and MOI have reached the conclusion that it is in their mutual and respective interests to (a) agree on a schedule for the payment of the Balance upon the terms and conditions set forth below, and (b) provide for the ongoing business relationship between them on such terms and conditions as are mutually acceptable.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, PT and MOI hereby agree as follows:

    1. PT and MOI shall simultaneously herewith enter into a Credit Agreement, substantially in the form annexed hereto as Exhibit A ("Credit Agreement") , as well as the Note, Security Agreement and Confession of Judgment referred to therein.

    2. MOI shall, in full and final payment of the Balance, together with reimbursement to PT of its legal fees and disbursements in connection with the subject matter hereof, pay to PT all of the following: (a) the principal sum of Eight Hundred Ten Thousand Two Hundred Seventy-Four Dollars and Fifty-Nine Cents ($810,274.59), (b) Twenty Thousand Dollars ($20,000) in accrued interest through April 10, 1996, which too shall be principal, and (c) interest on the unpaid principal balance (i.e., the unpaid balance of the aggregate of (a), and (b) aforesaid), at one (1%) percent in excess of the floating rate of Chase Manhattan Bank, N.A. ("Chase") from time to time announced as its so-called "prime rate", from the date hereof until paid in full, provided that if an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, then such interest rate shall be increased to 2% above said Chase prime rate, but not higher than the maximum rate permitted by law (collectively, the "Settlement Amount"). The Settlement Amount shall be paid in installments as provided in the Credit Agreement. Each payment shall be applied as provided in the Credit Agreement.

         3. All payments to be made by MOI shall be made as provided in the Credit Agreement, by check sent to a lock-box for the benefit of PT.

         4. As security for the payment of amounts set forth in paragraph 2 of this Agreement, and for any future advances that may be made by PT for MOI's benefit in the future (including, without limitation, the shipment of additional product), (a) MOI shall execute and deliver to PT the Security Agreement referred to in the Credit Agreement, and (b) MOI shall execute and deliver to PT
(i) an Affidavit of Confession of Judgment in the form annexed hereto as Exhibit B, (ii) any other Loan Documents required by the Credit Agreement, and (iii) any Replacement Confessions as provided in the Credit Agreement. PT agrees that it will not file any such Affidavit of Confession of Judgment (or Replacement

Confession) until there has occurred an Event of Default as provided in the Credit Agreement. In the event judgment is entered pursuant to an Affidavit of Confession of Judgment or Replacement Confession, PT shall have execution only for the balance due hereunder or as a result of any advances made to MOI pursuant to the Credit Agreement after crediting MOI for all payments made hereunder.

         5. All notices to be sent by PT to MOI pursuant to this Agreement shall be faxed addressed as follows:

         Mike's Original, Inc.
         131 Jericho Turnpike
         Jericho, New York 11753
         516-334-2292

         with a faxed copy to:

         Richard G. Satin, Esq.
         150 Motor Parkway
         Suite 205
         Hauppauge, New York 11788
         516-231-3075

         6. This Agreement may be executed in counterparts and each such counterpart shall be deemed an original and part of a single instrument for all purposes.

         7. This Agreement shall not be changed orally and may be amended only by a writing signed by both parties hereto.

         8. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         9. This Agreement and the other agreements and documents executed simultaneously herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether written or oral.

                                      THE PENN TRAFFIC COMPANY
                                      By: /s/  Harold Poster
                                      Name: Harold Poster
                                      Title:Director

ATTEST:                                MIKE'S ORIGINAL, INC.
Daniel B. Kelly                        By: /s/ Michael Rosen
                                       Name:  Michael Rosen
                                       Title: Chairman of the Board

                                    EXHIBIT C
                               SECURITY AGREEMENT

         MIKE'S ORIGINAL, INC., a Delaware corporation (the "Debtor"), hereby grants to THE PENN TRAFFIC COMPANY (the "Secured Party") a security interest in all the Debtors' respective:

      (i) equipment, fixtures, furnishings and leasehold improvements;

      (ii) inventory (including, without limitation, raw materials, work in process and goods held for sale);

      (iii)  accounts and contract rights;

      (iv)   chattel paper;
      (v)    instruments;
      (vi)   documents;
      (vii)  general intangibles;
      (viii) intellectual property including, without limitation, all trade names, trademarks, logos and patents; and
      (ix) proceeds of the foregoing, including proceeds of insurance thereof (as such terms are defined in the New York Uniform Commercial
             Code), whether now owned or hereafter acquired (all of the foregoing being called the "Collateral") to secure the payment and performance of the Note (as such capitalized term is defined in the Credit Agreement hereinafter referred to).

    This Security Agreement is being executed and delivered pursuant to a certain Credit Agreement dated the date hereof (the "Credit Agreement") between the Debtor and the Secured Party.

    The Debtor and the Secured Party hereby agree as follows:

    (a) The Debtor shall keep the tangible Collateral insured to the extent it is in its possession or control for the benefit of the Secured Party against fire (including extended coverage) and such other hazards as the Secured Party may reasonably request with the Secured Party named as loss payee. Should the Debtor fail to provide insurance as herein required, the Secured Party may, at its option, provide such insurance. Any sum so paid by the Secured Party shall constitute obligations of the Debtor secured hereby which the Debtor shall repay to the Secured Party on demand.

    (b) Upon the occurrence of an Event of Default, the Secured Party shall have, in addition to all other rights and remedies provided in this agreement or otherwise, the remedies of a secured party under the Uniform Commercial Code, including without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises upon which Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party. The Secured Party shall give the Debtor 45 days' notice of the time and place of any public sale of any Collateral or of the time after which any private sale or any other intended disposition is to be made, the sufficiency of which notice is hereby acknowledged by the Debtor and Debtor agrees that said notice period may be reduced to three days in the case of sale of perishable inventory.

    (c) The Debtor agrees that the Secured Party, in its discretion, may, after an Event of Default (as hereinafter defined) has occurred, demand, sue for, collect and receive any money receivable in respect of any account, chattel paper, instrument, documents or general intangible comprising the Collateral.

     3. General. The Secured Party's rights and remedies, whether-evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. This agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New York. Any provisions of this agreement prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof. All rights of the Secured Party herein shall inure to the benefit of its successors and assigns.

     IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Agreement as of the 10th day of April, 1996.


                                           DEBTOR:

ATTEST:                                    MIKE'S ORIGINAL, INC.
_____________________                      By:________________________


                                           SECURED PARTY:

                                           THE PENN TRAFFIC COMPANY

                                           By: _______________________

          AGREEMENT, dated as of January 1, 1997, between THE PENN TRAFFIC COMPANY, a Delaware corporation ("PT"), and MIKE'S
ORIGINAL, INC., a Delaware corporation ("MOI").

                       W I T N E S S E T H:

          WHEREAS, the parties hereto previously entered into a Settlement Agreement ("Settlement Agreement") and a Credit
Agreement ("Credit Agreement"), each dated April 10, 1996 (the
"Agreements"); and

          WHEREAS, the parties hereto desire to amend in certain respects the Settlement Agreement and the Credit Agreement on the terms hereinafter set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. MOI has heretofore furnished to PT a check in the amount of $44,629, which amount represents the last payment due under Subsection 2.01(b) of the Credit Agreement (including interest), as well as two additional payments, in advance, for the months of January and February 1997. In consideration of such additional payments, MOI and PT have agreed to extend the date set forth in Subsection 2.01(d) of the Credit Agreement from December 31, 1996 to February 28, 1997. Unless the public offering contemplated by the Credit Agreement ("Offering") shall close prior to March 1, 1997, all amounts outstanding under Subsection 2.01(d) of the Credit Agreement, as well as all other outstanding amounts due and payable by MOI to PT, shall be payable in full on March 1, 1997.

          2. Should the Offering be concluded prior to March 1, 1997,then, directly from the proceeds of such Offering, PT shall receive the following payments by certified or bank check or by wire transfer:

               (i) the outstanding account receivable balance which, as of the date hereof, is $61,786.23;

               (ii) The $75,000 payment described in Subsection
     2.01(c) of the Credit Agreement;

               (iii) The $150,000 payment also described in Subsection 2.01(c) of the Credit Agreement, together with an additional payment of $100,000 (such additional payment to be applied to outstanding principal); and

               (iv) All gross proceeds received in the public offering in excess of $5,750,000.

          3. Except as expressly modified hereby, the Settlement Agreement and Credit Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this amendment this 30th day of January, 1997.

                                        THE PENN TRAFFIC COMPANY

                                        By:/s/Francis D.Price, Jr.
                                           Vice President

                                        MIKE'S ORIGINAL, INC.


                                        By:/s/Michael Rosen